EXHIBIT 3(i).1

                            ARTICLES OF INCORPORATION
                                       OF
                         Global Corporate Quality, Inc.

                                 ARTICLE I. NAME

The name of this Florida corporation is Global Corporate Quality, Inc.

                               ARTICLE II. ADDRESS

The mailing address of the Corporation is:

                                   Global Corporate Quality, Inc.
                                   c/o 265 Sunrise Avenue, Suite 204
                                   Palm Beach, FL 33480

                           ARTICLE III. CAPITAL STOCK

     The corporation shall have the authority to issue 10,000,000 shares of common, par value $.00001 per share.

                          ARTICLE IV. REGISTERED AGENT

The name and address of the registered agent of the Corporation is:

                                            Donald F. Mintmire, J.D.
                                            265 Sunrise Avenue, Suite 204
                                            Palm Beach, FL 33480

                          ARTICLE V. BOARD OF DIRECTORS

     The affairs of the Corporation shall be managed by a Board of Directors consisting of no less than one director. The number of directors may be increased or decreased from time to time in accordance with the By-Laws of the Corporation. The election of directors shall be done in accordance with the Bylaws. The directors shall be protected from personal liability to the fullest extent permitted by law.

                            ARTICLE VII. INCORPORATOR

     The name and address of the incorporator is:

                              Donald F. Mintmire, J.D.
                              265 Sunrise Avenue, Suite 204
                              Palm Beach, Florida 33480

                        ARTICLE VIII. CORPORATE EXISTENCE

     The corporate existence of the Corporation shall be effective as of September 9, 1994.



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     The undersigned  incorporate or executed these Articles of Incorporation on the date first set forth below.


                            Donald F. Mintmire, J.D.


                                By:      /s/ Donald F. Mintmire
                                   ------------------------------
                                         Donald F. Mintmire

                                Date:    September 9, 1994